UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

Commission file number 001-16111
GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 8, 2016, Global Payments Inc. (the “Company”) entered into an amended and restated debt commitment letter (the “Amended and Restated Debt Commitment Letter”) with Bank of America, N.A. (“Bank of America”), Merrill, Lynch, Pierce, Fenner and Smith Incorporated (or any of its designated affiliates, “MLPFS”), and certain additional financial institutions described below (together with Bank of America and MLPFS, the “Finance Parties”).

The material terms of the Amended and Restated Debt Commitment Letter are substantially the same as the debt commitment letter that the Company entered into on December 15, 2015 with Bank of America and MLPFS (the “Original Debt Commitment Letter”), except that the Amended and Restated Debt Commitment Letter reflects (i) a $165 million increase in committed financing for the existing $1.75 billion term loan agreement and a corresponding decrease in the committed initial aggregate principal amount for the additional term loan B facility (the “Term Loan B Facility”) such that the total committed initial aggregate principal amount for the Term Loan B Facility is $1.615 billion. The total committed financing by the Finance Parties of $4.78 billion under all facilities remains unchanged. In addition, the following parties were added to the Amended and Restated Debt Commitment Letter as Finance Parties: The Bank of Tokyo-Mitsubishi UFJ, Ltd., PNC Bank, National Association, PNC Capital Markets LLC, Toronto Dominion (Texas) LLC, TD Bank, N.A., TD Securities USA LLC, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Fifth Third Bank, Barclays Bank PLC, Capital One, N.A., Regions Bank, Regions Capital Markets, a division of Regions Bank, Bank of Montreal and Canadian Imperial Bank of Commerce, New York Branch (together, the “Additional Finance Parties”). In support of the Company’s proposed acquisition of Heartland Payment Systems, Inc., the Additional Finance Parties have committed to vote in favor of the proposed amendments on the terms set forth and as described in the Amended and Restated Debt Commitment Letter in respect of the Company’s existing $1.75 billion term loan facility and the Company’s existing $1.25 billion revolving credit facility.

The material terms of the Original Debt Commitment Letter were described in the Company’s Current Report on Form 8-K filed on December 17, 2015.

The foregoing description of the amendments reflected in the Amended and Restated Debt Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Debt Commitment Letter, a copy of which is attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits
(d)     Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Debt Commitment Letter, dated as of January 8, 2016, by and among Global Payments Inc., Bank of America, N.A., Merrill, Lynch, Pierce, Fenner and Smith Incorporated and certain other lenders named therein.

Important Additional Information Will be Filed with the SEC
In connection with the proposed acquisition, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Heartland that also constitutes a prospectus of the Company, as well as other relevant documents concerning the proposed acquisition. Heartland will mail the proxy statement/prospectus to its stockholders. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
A free copy of the proxy statement/prospectus, as well as other filings containing information about Global Payments and Heartland, may be obtained at the SEC’s website when filed. You will also be able to obtain these documents, when filed, free of charge, from the Company at investors.globalpaymentsinc.com or from Heartland by accessing Heartland’s website at www.heartlandpaymentsystems.com/investor-relations. Copies of the proxy statement/prospectus when filed can also be obtained, free of charge, by directing a request to the Company’s Investor Relations department at Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473, Attention: Investor Relations, by calling (770) 829-8234, or by sending an e-mail to Investor.Relations@globalpay.com or to Heartland’s Investor Relations department at 90 Nassau Street, Second Floor, Princeton, NJ 08542 by calling (609) 683-3831 or by sending an e-mail to Heartland_ir@gregoryfca.com.
The Company and Heartland and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the Heartland stockholders in respect of the proposed acquisition. Information regarding persons who may, under the rules of the SEC, be deemed participants in the solicitation of Heartland stockholders in connection with the proposed acquisition will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015 and its Proxy Statement on Schedule 14A, dated September 25, 2015, which are filed with the SEC. Information regarding Heartland’s directors and executive officers is contained in Heartland’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Proxy Statement on Schedule 14A, dated March 27, 2015, which are filed with the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC

Date:	January 14, 2016	By: /s/ Cameron M. Bready
Cameron M. Bready
Executive Vice President and Chief Financial Officer